Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Traci Tsuchiguchi, Citrix Systems, Inc.

(408) 790-8467 or traci.tsuchiguchi@citrix.com

Citrix Announces $1 Billion Accelerated Share Repurchase

FORT LAUDERDALE, Fla. - January 31, 2020 - Citrix Systems, Inc. (NASDAQ:CTXS) today announced that as part of its capital return program it has entered into accelerated share repurchase (“ASR”) transactions with each of Goldman Sachs & Co. LLC and Wells Fargo Bank, National Association (each a “Dealer”) to repurchase an aggregate of $1 billion of its common stock.

David Henshall, President and CEO of Citrix, stated, “At Citrix, we have a long track record of returning capital to shareholders, which reflects our focus on growing the business and driving long-term sustainable value. The ASR demonstrates a commitment to strong capital return for our shareholders and the future of Citrix.”

Under the terms of the ASR transactions, Citrix will receive an aggregate initial share delivery of approximately 6.53 million shares, with the remainder, if any, delivered upon completion of the transactions. The purchase price per share under each ASR transaction is expected to be based on the volume-weighted average price of Citrix’s common stock during the term of the ASR, less a discount. The exact number of shares repurchased pursuant to each ASR transaction will be determined based on such purchase price.

The ASR transactions were entered into pursuant to Citrix’s existing share repurchase program. Citrix previously announced that its board of directors had increased its repurchase authority by $1 billion in January 2020 which brought its total then-remaining repurchase authorization to approximately $1.75 billion. After taking into account the $1 billion shares repurchased pursuant to this ASR, Citrix will have approximately $750 million of remaining share repurchase authorization available.

About Citrix

Citrix (NASDAQ:CTXS) is powering a better way to work with unified workspace, networking, and analytics solutions that help organizations unlock innovation, engage customers, and boost productivity, without sacrificing security. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements in this release, which are not strictly historical statements, including, without limitation, statements regarding our expectations regarding repurchases or other means of return of capital to our shareholders and statements regarding the expected settlement terms of the ASR. These statements involve a number of factors that could cause actual results to differ materially, including: risks associated with the market price of Citrix common stock during the relevant term of the ASR; the ability of the Dealers to buy or borrow shares of Citrix common stock; the impact of global and regional economic and market conditions, including illiquidity and other risks of instability in the banking and financial services industry as well as other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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